UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): April 1, 2005

OAK HILL FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or jurisdiction of incorporation)	0-26876 (Commission or file number)	31-1010517 (IRS Employer identification number)

14621 S. R. 93
Jackson, OH 45640
(Address of principal executive offices)

(740) 286-3283
(Registrant’s phone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

        On April 1, 2005, Oak Hill Financial, Inc. (“Oak Hill”) completed its previously announced merger with Lawrence Financial Holdings, Inc. (“Lawrence Financial”) for a purchase price of approximately $15.2 million, of which $7.7 million was paid in cash. In addition, Oak Hill issued 221,501 share of common stock to Lawrence Financial shareholders. The transaction added $116.9 million in assets, $76.5 million in loans, $104.2 million in deposits and $9.5 million in equity to Oak Hill. Financial statements required in connection with such acquisition shall be filed by amendment on or before June 17, 2005 pursuant to Item 9.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99	Press release of Oak Hill Financial, Inc., issued April 7, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2005	Oak Hill Financial, Inc. /s/ Ron J. Copher Ron J Copher Chief Financial Officer, Treasurer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99	Press release of Oak Hill Financial, Inc., issued April 7, 2005.